                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Walsh and Charles F. Auster, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Form S-1 Registration Statement and any and all amendments thereto, including post effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Name                                 Title             Date
----                                 -----             ----
/s/ Richard M. Cashin, Jr.          Director      July 2, 1999
----------------------------
    Richard M. Cashin, Jr.

/s/ Douglas T. Hickey               Director      July 2, 1999
----------------------------
    Douglas T. Hickey

/s/ Peter A. Woog                   Director      July 2, 1999
----------------------------
    Peter A. Woog